UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/16/2008

Fairchild Semiconductor International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15181

Delaware	043363001
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

82 Running Hill Road
South Portland, Maine 04106
(Address of principal executive offices, including zip code)

207-775-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 16, 2008, we and our wholly owned subsidiary Fairchild Semiconductor Corporation ("Fairchild Corporation") entered into an Incremental Term Loan Commitment Agreement under our existing senior credit facility, with Deutsche Bank Trust Company Americas (as administrative agent and a lender) and the other lenders named therein, to increase the amount of borrowings under the existing senior credit facility by an additional $150 million (the "Incremental Term Loan"). The Incremental Term Loan will bear interest at a rate of LIBOR plus 2.5% and will mature on June 31, 2013, the same maturity date as our existing term loan under the senior credit facility. The Incremental Term Loan contains covenants and events of default identical to the existing senior credit facility and is guaranteed by the same entities and secured by the same assets as the existing senior credit facility.

On May 19, 2008, Fairchild Corporation also gave notice of its intention to redeem all its outstanding 5% Convertible Senior Subordinated Notes Due November 1, 2008, using approximately $53 million in cash plus the proceeds from the Incremental Term Loan of approximately $147 million. The expected redemption date of the Notes is June 10, 2008.

The terms of the Incremental Term Loan were established in negotiations in which Deutsche Bank Trust Company Americas acted as administrative agent for the various lenders. There are no material relationships between the agent and the other lenders under the Incremental Term Loan and us or Fairchild Corporation, other than that the agent serves as agent and as a lender under our existing senior credit facility, and some of the lenders under the Incremental Term Loan are also lenders under our existing senior credit facility. Banc of America Securities LLC and J.P. Morgan Securities, Inc. received customary arrangement fees in connection with their services under the Incremental Term Loan.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 8.01.    Other Events

On May 19, 2008, we issued a press release announcing the completion of a B-1 Incremental Term Loan under our existing Senior Credit Facility and Fairchild Corporation's call for redemption of all its outstanding 5% Convertible Senior Subordinated Notes Due November 1, 2008. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

99.1 Press release dated May 19, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

Date: May 19, 2008	By:	/s/ Paul D. Delva
Paul D. Delva
Sr. V.P., General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated May 19, 2008.